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SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.              )

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Filed by Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
PAPER WAREHOUSE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAPER WAREHOUSE, INC.
7630 Excelsior Boulevard
Minneapolis, Minnesota 55426

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 13, 2002

TO THE SHAREHOLDERS OF PAPER WAREHOUSE, INC.:

        The 2002 Annual Meeting of Shareholders of Paper Warehouse, Inc., a Minnesota corporation (the "Company") will be held on Thursday, June 13, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426, for the following purposes:

  1.
  To consider and act upon a proposal to decrease the number of members of the Board of Directors to six (6).

  2.
  To elect six (6) persons to serve as directors until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 25, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. The Proxy Statement and Proxy Card will first be mailed to shareholders on or about May 15, 2002.

                      By Order of the Board of Directors,

                      /s/ DIANE C. DOLGINOW

                      Diane C. Dolginow
                       Secretary

May 15, 2002
Minneapolis, Minnesota

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

PAPER WAREHOUSE, INC.
7630 Excelsior Boulevard
Minneapolis, Minnesota 55426
(952) 936-1000

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
June 13, 2002

        The Annual Meeting of Shareholders (the "Annual Meeting") of Paper Warehouse, Inc. will be held on Thursday, June 13, 2002, at 10:00 a.m., local time, at our corporate headquarters at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426, or at any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting.

        A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of common stock, $.03 par value (the "Common Stock"), will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses related to forwarding proxy materials to the beneficial owners of the Common Stock.

        Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting. This can be done by giving written notice of such revocation to our Secretary before the Annual Meeting, or at the Annual Meeting but before the proxy card is used, by filing a duly executed proxy bearing a later date with our Secretary, or by appearing at the Annual Meeting and voting her or his stock in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election of the nominees for directors as listed in this Proxy Statement. Abstentions from such proposals are treated as votes against such proposals. Broker non-votes on such proposals (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DECREASE OF THE NUMBER OF DIRECTORS TO SIX AND THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

        We expect to first mail the Proxy Statement and Proxy Card to our shareholders on or about May 15, 2002.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our annual report and proxy statement to any household at which two or more Paper Warehouse shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements and annual reports. This rule benefits both the shareholders and us. It reduces the volume of duplicate information received at your house and helps us reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

        If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, please contact your bank, broker or other nominee record holder. We can also deliver a separate copy of either our annual report or proxy statement to any shareholder upon either written request to our Shareholder Information Department, Paper Warehouse, Inc., 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426, or upon oral request to (952) 936-1000. Similarly, if you share an address with another Paper Warehouse shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the above instructions.

VOTING OF SHARES

        Only holders of our Common Stock of record at the close of business on April 25, 2002 will be entitled to vote at the Annual Meeting. On April 25, 2002, we had 1,886,192 outstanding shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting (943,097 shares) will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a broker non-vote on a matter.

DECREASE IN THE NUMBER OF DIRECTORS TO SIX
(Proposal No. 1)

Introduction

        Our bylaws provide that our Board of Directors shall consist of not less than one (1) nor more than seven (7) directors. Our bylaws also provide that the number of directors may be either increased or decreased by a resolution of the shareholders at their regular meeting or at a special meeting called for that purpose, or may be increased by a resolution of the majority of the Board of Directors.

        Effective as of August 1, 2000, our Board of Directors approved a resolution increasing our Board to seven members. For most of fiscal 2001, our Board of Directors consisted of seven members. In September 2001, however, Arthur H. Cobb's resignation left a vacancy on the Board that the remainder of directors decided not to fill. The Board, therefore, recommends that the number of directors on the Board be decreased to six. Our shareholders will be asked at our Annual Meeting to vote on a resolution substantially similar to the following:

  "RESOLVED, that the Board of Directors of Paper Warehouse, Inc. shall be decreased from seven (7) to six (6) directors."

Board of Directors Recommendation

        The approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting and at least a majority of the minimum number of votes necessary for a quorum. Unless a contrary choice is specified on the proxy card, proxies solicited by the Board of Directors will be voted FOR approval of the proposal decreasing the number of directors to six. The Board of Directors recommends that the shareholders vote FOR the decrease of the number of directors to six. The Board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is against the proposal) FOR the decrease in the number of directors to six.

        Our Board of Directors has nominated six individuals for election to the Board at the Annual Meeting. See "Election of Directors" below for more information regarding the six nominees. If the proposal to decrease the number of directors to six is not approved at the Annual Meeting, the number of directors will remain at seven and the Board in its discretion will have the authority to select an additional nominee to be elected at the Annual Meeting or the Board may fill this vacancy following the Annual Meeting by appointing a director to serve until his or her successor is elected by the shareholders at the next annual or special meeting of the shareholders. In the event this proposal is not approved at the Annual Meeting and the Board does not select an additional nominee to be elected at the Annual Meeting, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

ELECTION OF DIRECTORS
(Proposal No. 2)

Nomination

        The Board has nominated the six individuals named below to stand for election at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees are current members of our Board and have consented to serve as a director, if elected.

Board of Directors Recommendation

        Our Board of Directors recommends that the shareholders vote FOR each of the nominees for director listed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of each director. Unless a contrary choice is specified on the proxy card, proxies solicited by the Board of Directors will be voted FOR approval of each of the nominees for director.

        If prior to the Annual Meeting, the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees in the case of death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

        The following table sets forth certain information as of March 1, 2002, which has been furnished to us by the persons who have been nominated by our Board to serve as directors for the ensuing year.

Information About Nominees for Election

Name of Nominees for Election	Age	Principal Occupation	Director Since
Yale T. Dolginow(1)	59	Chairman of the Board, President and Chief Executive Officer of Paper Warehouse, Inc.	1986
Diane C. Dolginow	58	Secretary of Paper Warehouse, Inc.	1986
Marvin W. Goldstein(1)(2)	58	Private Investor	1996
Jeffrey S. Halpern(1)(2)	59	Chairman of the Board and Chief Executive Officer of Southwest Casino and Hotel Corp.	1997
Martin A. Mayer(1)(2)	59	President of Mayer and Associates	1992
Richard W. Perkins(1)	71	President of Perkins Capital Management, Inc.	2000

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

Other Information About Nominees

        Yale T. Dolginow has been President, Chief Executive Officer and a director of the Company since 1986. From 1982 to 1986, Mr. Dolginow served as President and Chief Executive Officer of Carlson Catalog Showrooms, Inc., which was a chain of 59 catalog showrooms located throughout the Midwest. From 1981 to 1982, Mr. Dolginow served as Assistant to the President of Dayton Hudson Corporation, k/n/a Target Corporation. From 1978 to 1980, Mr. Dolginow served as President of Modern Merchandising, Inc. a 70-store retail chain operating in several markets, and as Executive Vice President from 1977 to 1978. From 1968 to 1976, Mr. Dolginow was the Chief Executive Officer and President of Dolgin's, Inc. a chain of catalog showroom stores that operated in the Kansas City and St. Louis metropolitan markets. Mr. Dolginow is a member of the advisory board of University of Kansas School of Business and a director of Bet Shalom Congregation, both not-for-profit organizations. Mr. Dolginow and Diane C. Dolginow are husband and wife.

        Diane C. Dolginow has been a director of the Company since 1986 and Secretary since August 1997. Since 1994, Ms. Dolginow has been a director on the National Advisory Board of the School of Education at the University of Kansas, a not-for-profit organization. Ms. Dolginow and Mr. Dolginow are husband and wife.

        Marvin W. Goldstein has been a director of the Company since December 1996. Mr. Goldstein is a private investor. From April 1997 through August 1997, Mr. Goldstein was Executive Vice President and Chief Operating Officer of Regis Corp., a national chain of hair salons. From 1995 through April 1997, Mr. Goldstein was Chairman of the Board, Chief Executive Officer and President of Pet Food Warehouse, Inc., a specialty retailer. From 1988 to 1994, Mr. Goldstein served in various positions at the Department Store Division of Dayton Hudson Corporation, k/n/a Target Corporation, including President and Chief Operating Officer, and Chairman and Chief Executive Officer. Mr. Goldstein is a director of each of the following companies: Appliance Recycling Centers of America, Inc., Cone Mills Corporation, Greenspring Companies, Value City Department Stores, Inc., and Wilson's The Leather Experts, Inc. All of the above companies are public companies, except Greenspring Companies.

        Jeffrey S. Halpern has been a director of the Company since 1997. He has been Chairman of the Board and Chief Executive Officer of Southwest Casino and Hotel Corp. since 1993. Mr. Halpern was a partner in the law firm of Popham, Haik, Schnobrich & Kaufman, Ltd. from 1989 to 1997, and a founding partner of Halpern & Druck from 1980 to 1989. As an officer and director of Southwest Casino and Hotel Corp., Mr. Halpern also holds the position of manager of Gold Rush I, LLC, which filed a petition for reorganization under Chapter 11 of the Bankruptcy Code before the U.S. Bankruptcy Court for the District of Minnesota on August 31, 2001. In connection with the Chapter 11 proceeding, no petition has been filed by or against Mr. Halpern in his individual capacity.

        Martin A. Mayer has been a director of the Company since 1992. He has been President of Mayer and Associates since 2000. From 1992 to 2000, Mr. Mayer was an independent financial consultant. Mr. Mayer was a partner with Peat Marwick Mitchell & Co., k/n/a KPMG LLP, an international firm of certified public accountants, from 1973 until 1992. Mr. Mayer is a certified public accountant. Mr. Mayer is a director of American Select, a privately held company.

        Richard W. Perkins has been a director of the Company since 2000. Mr. Perkins is President of Perkins Capital Management, Inc., an investment management company that he founded in 1984. From 1966 to 1984 he served as a vice president of Piper Jaffray, k/n/a US Bancorp Piper Jaffray. Mr. Perkins is a Chartered Financial Analyst and a fellow of the Financial Analysts Federation. He is a director and on the compensation committee of Bio-Vascular, Inc., CNS, Inc., iNTELEFILM Corporation, Lifecore Biomedical, Inc., Nortech Systems, Inc., PW Eagle, Inc., Quantech, Ltd., Vital Images, Inc., all public companies.

Directors' Fees

        Directors' Fees.    We pay non-employee directors $10,000 per year. All out-of-pocket expenses incurred on behalf of the Company are also reimbursed.

        Options.    Each of our non-employee directors also participates in the Director Stock Option Plan (the "Director Plan"). Our Board administers the Director Plan. Pursuant to the terms of the Director Plan, upon election to the Board, each non-employee director is automatically granted a non-statutory option to purchase 3,334 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Such options vest in one-third increments beginning on the first anniversary of the date of grant and on each of the next two anniversaries of such date. On March 6, 2000, options granted under the Director Plan were canceled. A new option for 7,085 shares was granted to each Director under our 1997 Stock Option and Compensation Plan, as amended and restated as of June 11, 1999, which is referred to in the Proxy Statement as the 1997 Option Plan. The new option for 7,085 shares has identical terms compared to the options that were canceled, except for a reduction in the exercise price. The reduced exercise price however, was greater than the fair market value of the Company's stock on the date of grant.

        On April 14, 2000, under our 1997 Option Plan, the Board also granted each of its non-employee directors a non-statutory stock option to acquire 3,334 shares of our Common Stock at an exercise price of $2.64 per share, the closing sale price of the Company's Common Stock on the date of grant. Each of these options have a term of 10 years from the date of grant and vest in one-third increments beginning on the first anniversary of the date of grant and on each of the next two anniversaries of such date. For more information regarding these options see "Change in Control Arrangements" below.

        Consulting Services.    In fiscal 2001, we paid Martin A. Mayer $25,000 plus expenses for consulting services he rendered to us in connection with senior management strategic planning meetings.

Compensation Committee Interlocks and Insider Participation

        Compensation Committee Interlocks and Insider Participation.    The following members of our Board of Directors were members of the Compensation Committee for fiscal 2001: Yale T. Dolginow, Marvin W. Goldstein, Jeffrey S. Halpern, Martin A. Mayer and Richard W. Perkins. Mr. Dolginow served in fiscal 2001 as our Chairman of the Board of Directors, President and Chief Executive Officer. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

        Our Board of Directors met, or took action by written consent, eleven times during fiscal 2001. All of the directors attended at least 75% of the meetings of the Board and all such committees on which they served during fiscal 2001.

        Our Board has established and maintains an Audit Committee and a Compensation Committee. The Audit Committee provides assistance to the Board in satisfying its responsibilities relating to our accounting, auditing, operating and reporting practices, and reviews our annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee consists of Messrs. Goldstein, Halpern, and Mayer. The Audit Committee met twice during fiscal 2001. The Audit Committee operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards.

        The Compensation Committee makes recommendations to the Board concerning the compensation of our directors, executive officers and key managers, and acts on such other matters relating to their compensation, as it deems appropriate. In addition, the Compensation Committee administers our 1997 Option Plan, and thus it has the right to determine who is eligible to receive awards and the terms of such awards. The Compensation Committee consists of Messrs. Dolginow, Goldstein, Halpern, Mayer and Perkins. The Compensation Committee met, or took written action, twice during fiscal 2001.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended February 1, 2002. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information which will be provided to shareholders and others, and the systems of internal controls which management has established. During fiscal 2001, the Audit Committee was comprised of three outside directors, each of whom is independent of our management, and each of whom meet the independence requirements of the applicable Nasdaq listing standards. All members of the Audit Committee are financially literate, and the Chairman of the Audit Committee has accounting or related financial management expertise.

        The Audit Committee acts under a written charter. A copy of the charter was attached to our Proxy Statement for the 2001 Annual Meeting of Shareholders.

        In connection with our consolidated financial statements for the fiscal year ended February 1, 2002, the Audit Committee has:

  •
  analyzed and discussed the audited financial statements with management and Grant Thornton LLP, our independent auditors;

  •
  discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90; and

  •
  received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP their independence with respect to Paper Warehouse.

        Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended February 1, 2002, and filed with the Securities and Exchange Commission.

                      Submitted by:
                      Marvin W. Goldstein
                      Jeffrey S. Halpern
                      Martin A. Mayer, Chairman

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board has generally made decisions on the compensation of our executives. In fiscal 2001, the Compensation Committee consisted of Messrs. Dolginow, Goldstein, Halpern, Mayer, and Perkins. Messrs. Goldstein, Halpern, Mayer and Perkins are non-employee directors. Decisions made by the Compensation Committee are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of our policies on executive compensation, the report below has been prepared by the Compensation Committee. It addresses our executive compensation policies for the fiscal year ended February 1, 2002.

        The Compensation Committee's executive compensation policies are designed to:

  •
  align the long-term interests of management with those of our shareholders;

  •
  attract, retain, and motivate a superior senior management team;

  •
  motivate our executives to achieve important annual and long-term performance goals;

  •
  reward above average corporate performance; and

  •
  recognize individual initiative and achievements.

        Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in our industry.

        There are three elements in our executive compensation program, all determined by individual and corporate performance: base salary compensation, bonus compensation and long-term incentive compensation. In addition, executives receive benefits generally available to all our full-time employees.

        In determining each component of compensation, the Compensation Committee considers an executive's total compensation package and reviews competitive compensation data. Executive compensation is determined by considering the overall scope of each position, its strategic importance to the Company, the potential impact the individual may have on the Company, the skills and experiences required by the individual's position, and the performance and potential of the executive in the position.

        Mr. Dolginow's compensation was determined by the Compensation Committee and approved by the Board. His compensation is based upon comparable company information, his performance as Chairman and Chief Executive Officer, and the financial performance of the Company. His compensation has not changed in five years. Based on the above criteria, the executive compensation program for fiscal 2001 did not provide for the payment of an annual bonus to Mr. Dolginow.

        Long-term incentive compensation under the 1997 Option Plan is designed to align executive compensation with the creation of shareholder value. The Compensation Committee makes recommendations to the Board regarding the granting of awards under the 1997 Option Plan to executives and key personnel, including our Chief Executive Officer. Awards vest and options become exercisable based upon criteria established by the Compensation Committee. During fiscal 2001, the Compensation Committee did not grant any additional stock option awards.

        Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the deductibility of certain compensation paid to the Chief Executive Officer and each of the executive officers of a publicly held corporation who are named in the Summary Compensation Table below. In fiscal 2001, we did not pay "compensation" within the meaning of Section 162(m) to such named executive officers in excess of $1,000,000, and we do not believe we will do so in the foreseeable future. We do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1,000,000.

                      Submitted by:
                      Yale T. Dolginow, Chairman
                      Marvin W. Goldstein
                      Jeffrey S. Halpern
                      Martin A. Mayer
                      Richard W. Perkins

PRINCIPAL SHAREHOLDERS AND BENEFICIAL
OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 15, 2002, unless otherwise noted, by (a) each shareholder who is known by us to beneficially own more than 5% of the outstanding Common Stock; (b) each director and nominee for election to our Board; (c) each executive officer named in the Summary Compensation Table below; and (d) all executive officers and directors as a group. The address for all executive officers and directors is 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Principal Shareholders and
Beneficial Ownership of Management

	Shares of Common Stock Beneficially Owned(1)
Name	Amount		Percent of Class(2)
Yale T. Dolginow	970,536	(3)	51.2%
Diane C. Dolginow	0	(4)	*
Marvin W. Goldstein	18,087	(5)	1.0%
Jeffrey S. Halpern	13,753	(5)	*
Martin A. Mayer	28,195	(6)	1.5%
Richard W. Perkins	37,623	(7)	2.0%
Cheryl W. Newell	17,890	(8)	*
Steven R. Anderson	13,192	(9)	*
Steven P. Durst	13,025	(10)	*
All current directors and executive officers as a group (9 persons)	1,095,633	(11)	55.1%

*
Less than 1% of the outstanding shares.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 15, 2002, are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, individuals or entities possessing sole voting power and investment power with respect to shares of Common Stock hold all of the shares shown.

(2)
Calculated based on 1,886,192 shares of Common Stock outstanding as of March 15, 2002, plus the amount this person may have the right to acquire within 60 days.

(3)
Includes 132,741 shares owned individually by Mr. Dolginow's three daughters (44,247 shares each), and 11,111 shares of Common Stock exercisable within 60 days.

(4)
Ms. Dolginow does not own any shares directly and disclaims beneficial ownership of all shares owned by her husband, Yale T. Dolginow.

(5)
Includes options to purchase 13,753 shares of Common Stock exercisable within 60 days.

(6)
Includes options to purchase 26,528 shares of Common Stock exercisable within 60 days, of which 12,775 shares are issuable upon exercise of a stock option granted to Mr. Mayer by Mr. Dolginow.

(7)
Mr. Perkins, one of our directors, is the President of Perkins Capital Management, Inc., one of our shareholders. Except for 20,956 shares that Mr. Perkins owns directly, which include 1,111 shares that are exercisable within 60 days, all shares owned by Mr. Perkins are included because of his affiliation with Perkins Capital Management. Mr. Perkins has sole voting power over 20,965 shares he directly owns. Mr. Perkins has sole dispositive power over 16,667 shares held of record by clients of Perkins Capital Management, but no voting power of these shares, as reported in a Schedule 13G/A dated March 6, 2002, and filed with the SEC on February 28, 2002. Mr. Perkins disclaims beneficial ownership of all shares owned by clients of Perkins Capital Management.

(8)
Includes options to purchase 16,890 shares of Common Stock exercisable within 60 days.

(9)
Includes options to purchase 13,025 shares of Common Stock exercisable within 60 days.

(10)
Includes options to purchase 13,025 shares of Common Stock exercisable within 60 days.

(11)
Includes options to purchase 109,195 shares of Common Stock exercisable within 60 days.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table provides summary information concerning cash and non-cash compensation for each of the last three fiscal years paid to or earned by our President and Chief Executive Officer and our three other most highly compensated executive officers, each of whose total annual salary and bonus exceeded $100,000 in the fiscal year ended February 1, 2002. The executive officers in the following table are referred to in this Proxy Statement as our Named Executive Officers.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation
Name and Principal Position				Securities Underlying Options (#)		All Other Compensation ($)(1)
	Year	Salary ($)	Bonus ($)
Yale T. Dolginow President and Chief Executive Officer	2001 2000 1999	$285,000 285,000 285,000	— — —	— 16,667 —	(2)	$27,481 27,481 27,405
Cheryl W. Newell Vice President and Chief Financial Officer	2001 2000 1999	$154,000 140,000 140,000	$2,691 — —	— 19,668 —	(3)	$1,540 1,400 1,342
Steven R. Anderson Vice President and Chief Information Officer	2001 2000 1999	$154,000 135,000 135,000	$2,691 10,000 —	— 15,802 —	(4)	$1,358 1,350 53
Steven P. Durst Vice President of Merchandising	2001 2000 1999	$117,500 115,000 114,400	$2,691 — —	— 15,802 —	(4)	$1,075 1,062 1,023

(1)
Represents amounts of matching contributions we made to the Named Executive Officers' respective 401(k) accounts, except for Mr. Dolginow. His total also includes $25,727 for each year as the value of benefits for Mr. Dolginow, determined as prescribed by the Securities and Exchange Commission for such valuations, under a "split-dollar" life insurance arrangement for fiscal 2001, 2000, and 1999, respectively.

(2)
In consideration for Mr. Dolginow issuing a Standby Letter of Credit in March 2000 in favor of Fleet Retail Finance, which provided our Company with up to a $1.2 million overadvance on its line of credit, we granted Mr. Dolginow an option to purchase 16,667 shares of our Common Stock at an exercise price of $2.91 per share (which was equal to 110% of the market price of our Common Stock on the date of grant).

(3)
Includes 11,334 options that were granted in fiscal year 2000 to replace options that were canceled.

(4)
Includes 7,468 options that were granted in fiscal year 2000 to replace options that were canceled.

Option Grants

        We did not grant any stock options to the Named Executive Officers during the fiscal year ended February 1, 2002.

Option Exercises and Fiscal Year-End Option Values

        None of our Named Executive Officers exercised any stock options in fiscal year 2001. The following table summarizes the number and value of options held by our Named Executive Officers as of February 1, 2002.

Fiscal 2001 Year-End Option Values

	Number of Unexercised Options at February 1, 2002(#)		Value of Unexercised In-the-Money Options at February 1, 2002 ($)(1)(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Yale T. Dolginow	11,111	5,556	$—	$—
Cheryl W. Newell	16,890	2,778	—	—
Steven R. Anderson	13,025	2,778	—	—
Steven P. Durst	13,025	2,778	—	—

(1)
All outstanding options on February 1, 2002 had an exercise price greater than $.84, the closing price of our Common Stock on that date.

(2)
The "Value of Unexercised In-the-Money Options" amounts are calculated based on the excess of the market value of our Common Stock at February 1, 2002 over the exercise price. The exercise price of options may be paid in cash or in shares of our Common Stock valued at fair market value on the day prior to the date of exercise.

Change in Control Arrangements

        Under our 1997 Option Plan, if a change in control (as described below) of Paper Warehouse occurs, then, unless otherwise determined by the Board of Directors and a majority of our continuing directors:

•	the restrictions on all shares of restricted stock awards lapse immediately;
•	all outstanding options and stock appreciation rights will become exercisable immediately; and,
•	all performance shares shall be deemed to be met and payment made immediately for purposes of the 1997 Option Plan.

        Under the 1997 Option Plan, a "change in control" occurs when:

•	any person or group becomes the beneficial owner of 30% or more of any of our equity securities entitled to vote for the election of directors;
•	a majority of the members of the Board is replaced within the period of less than two years by directors not nominated and approved by the Board; or
•
our shareholders approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of our assets (including a plan of liquidation).

        Under the 1997 Option Plan "continuing directors" are directors:

  •
  who were in office prior to (a) the occurrence of a "change in control" or any person publicly announcing an intention to acquire 20% or more of any of our equity securities;

  •
  who have been in office for a period of more than two years; and,

  •
  who have been nominated and approved by the "continuing directors."

STOCK PERFORMANCE GRAPH

        In accordance with the rules of the SEC, the following performance graph compares for the period from November 25, 1997 (the date of our initial public offering) to February 1, 2002, the yearly cumulative total shareholder return on our Common Stock on Nasdaq with the yearly cumulative total return over the same period on the Nasdaq Stock Market of all domestic issuers traded on the Nasdaq National Market and SmallCap Market (the "Nasdaq Market Index") and the total return of the Nasdaq Retail Trade Index. The comparison assumes the investment of $100 on November 26, 1997, in each of the Company's Common Stock, the Nasdaq Market Index and the Nasdaq Retail Trade Index, and that any dividends paid were reinvested in the same security. Media General Financial Services prepared the data points and the performance graph.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
PAPER WAREHOUSE, INC., NASDAQ RETAIL TRADE INDEX
AND NASDAQ MARKET INDEX

Company/Index/Market	11/26/97	1/30/98	1/29/99	1/28/00	2/2/01	2/1/02
Paper Warehouse, Inc.	$100.00	$80.99	$28.10	$19.01	$9.92	$3.70
NASDAQ Retail Trade Index	100.00	101.63	124.17	101.83	76.36	84.88
NASDAQ Market Index	100.00	101.43	158.30	236.79	169.54	119.44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have employed Steven P. Durst as our Vice President of Merchandising since June 1998. Prior to that time, Mr. Durst was our Vice President of Information Systems since 1997. From 1995 to 1997, Mr. Durst was our Director of Information Systems. Mr. Durst is the son-in-law of Yale T. and Diane C. Dolginow, the President and Chief Executive Officer and Secretary, respectively. During fiscal 2001, we paid Mr. Durst $121,266 in annual compensation.

        We believe that all prior transactions between us and our officers, directors or other affiliates have been on terms no less favorable than could have been obtained from unaffiliated third parties. Any future transactions with our officers, directors or 5% beneficial shareholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent outside members of our Board of Directors who have no interest in the transactions.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have selected Grant Thornton LLP as our independent certified public accountants for fiscal 2002. We do not intend to request that the shareholders approve the selection of Grant Thornton LLP, independent certified public accountants, for fiscal 2002. We have requested and expect, however, a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our annual financial statements for fiscal 2001, and fees billed for other services rendered by Grant Thornton LLP.

Description of Service	Amount
Audit fees (1)	$91,058
Financial information systems design and implementation (2)	0
All other fees (3)	32,025

Total	$123,083

(1)
Audit fees include fees for the financial statement audit for the year ended 2/1/02, reviews of quarterly unaudited financial statements and debt compliance letter.

(2)
Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.

(3)
All other fees include audit of employee benefit plans, income tax services, benefit plan 5500 preparation, franchise circular filing review and agreed upon procedures related to stock split.

        The amounts shown above include out-of-pocket expenses incurred by Grant Thornton LLP in connection with providing such services. The audit committee of the board of directors has determined that the services included under the caption "All other fees," as provided by Grant Thornton LLP, are compatible with maintaining Grant Thornton LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our Common Stock to file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us copies of all Section 16(a) forms they file. To our knowledge, based upon a review of the copies of such reports furnished to us during the year ended February 1, 2002, and written representations by such persons, none of the directors, officers and beneficial owners of greater than 10% of our Common Stock failed to file on a timely basis the forms required by Section 16(a) of the Exchange Act, except for (i) one late Form 4 filing for a purchase of our Common Stock by Yale Dolginow in December 2001, and (ii) one late Form 3 filing for Diana Purcel after she became our principal accounting officer in April 2000. Mr. Dolginow and Ms. Purcel are both now current in their Section 16(a) filing obligations.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Shareholders who wish to submit proposals intended to be presented in our proxy materials relating to our next annual meeting of shareholders must send them to us at our principal executive offices to be received on or before January 10, 2003. These proposals must satisfy the requirements of the proxy rules promulgated by the SEC.

        Any shareholder who wishes to make a proposal at our next annual meeting of shareholders without including the proposal in our proxy materials must notify us by March 26, 2003. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by us for the next annual meeting of shareholders will have discretionary authority to vote on the proposal at the annual meeting.

OTHER MATTERS

        Our management does not intend to present other items of business, and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

MISCELLANEOUS

        WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2002, TO EACH PERSON WHO WAS A SHAREHOLDER OF PAPER WAREHOUSE AS OF APRIL 25, 2002. WE WILL ALSO FURNISH COPIES OF OUR ANNUAL REPORT TO ANY PERSON WHO SENDS A WRITTEN REQUEST. SUCH REQUESTS SHOULD BE SENT TO: PAPER WAREHOUSE, INC., 7630 EXCELSIOR BOULEVARD, MINNEAPOLIS, MINNESOTA 55426, ATTN: SHAREHOLDER INFORMATION.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Yale T. Dolginow
                       Chairman of the Board
                      President and Chief Executive Officer

May 15, 2002
Minneapolis, Minnesota

Appendix A

PAPER WAREHOUSE, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 13, 2002

CORPORATE HEADQUARTERS
7630 EXCELSIOR BOULEVARD
MINNEAPOLIS, MINNESOTA 55426

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

        The undersigned hereby appoints YALE T. DOLGINOW and CHERYL W. NEWELL, and each of them, as Proxies, each with full power of substitution. The undersigned authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Paper Warehouse, Inc. held of record by the undersigned on April 25, 2002, at the Annual Meeting of Shareholders to be held on June 13, 2002, or any adjournment thereof.

1.	PROPOSAL TO DECREASE THE NUMBER OF DIRECTORS ON THE BOARD OF DIRECTORS TO SIX.
☐	For	☐	Against	☐	Abstain
2.	ELECTION OF DIRECTORS.
02	Yale T. Dolginow	03	Diane C. Dolginow	04	Marvin W. Goldstein
05	Jeffrey S. Halpern	06	Martin A. Mayer	07	Richard W. Perkins
☐	For All Except nominee(s) written below.	☐	Against All	☐	Abstain
Instructions: To withhold authority to vote for indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

        This Proxy, when properly executed, will be voted in the manner as directed above by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 above and FOR all nominees in Proposal 2 above. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a

A-1

partnership or a limited liability company, please sign in partnership or applicable entity name by an authorized person.

Dated:	, 2002

Signature

Signature, if held jointly

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

A-2

QuickLinks

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
VOTING OF SHARES
DECREASE IN THE NUMBER OF DIRECTORS TO SIX (Proposal No. 1)
ELECTION OF DIRECTORS (Proposal No. 2)
Information About Nominees for Election
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Fiscal 2001 Year-End Option Values
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PAPER WAREHOUSE, INC., NASDAQ RETAIL TRADE INDEX AND NASDAQ MARKET INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
MISCELLANEOUS
Appendix A